FOR IMMEDIATE RELEASE

GROUP 1 AUTOMOTIVE TO PRESENT AT SIDOTI & COMPANY INSTITUTIONAL INVESTOR CONFERENCE

HOUSTON, Nov. 17, 2009 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today announced that executive management will present at Sidoti & Company’s New York Emerging Growth Institutional Investor Conference. The presentation will provide an overview of Group 1’s third-quarter financial results, as well as its outlook and strategy for 2009.

Group 1 is scheduled to present at the Grand Hyatt New York hotel in New York, N.Y., on Nov. 20, at
8:30 a.m. ET. The presentation will not be webcast, however, a slide presentation will be available on the Investor Relations section of Group 1’s website at www.group1auto.com.

About Group 1 Automotive, Inc.
Group 1 owns and operates 97 automotive dealerships, 129 franchises, and 24 collision service centers in the United States and the United Kingdom that offer 31 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.

SOURCE: Group 1 Automotive Inc.

Investor contacts:
Kim Paper Canning, Manager, Investor Relations
Group 1 Automotive Inc.
713-647-5741 / kpaper@group1auto.com
or
John Roper, Fleishman-Hillard Inc.
713-513-9505

Media contacts:
Pete DeLongchamps, Vice President, Manufacturer Relations and Public Affairs
Group 1 Automotive Inc.
713-647-5770 / pdelongchamps@group1auto.com
or
Clint Woods, Pierpont Communications, Inc.
713-627-2223